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EXHIBIT 23.5
                    WILLIAMS & WEBSTER, P.S.
                  Certified Public Accountants
                      601 West Riverside
                           Suite 1940
                Spokane, Washington   99201-0611
                         (509) 838-8111
                       FAX (509) 624-5001

Board of Directors
Ancona Mining Corporation
Vancouver, British Columbia



                CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the use of our report dated November 26, 2000 on the financial statements of Ancona Mining Corporation as of September 30, 2000 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.


/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

February 1, 2001